Exhibit 10.1

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Second Amended and Restated Credit Agreement (this “First Amendment”) is executed as of June 28, 2018, by and among BLUEKNIGHT ENERGY PARTNERS, L.P., a Delaware limited partnership (“Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (“Administrative Agent”), and the Lenders (as defined below) party hereto.
W I T N E S S E T H:
WHEREAS, Borrower, Administrative Agent and the financial institutions party thereto (the “Lenders”) are parties to that certain Second Amended and Restated Credit Agreement dated as of May 11, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, all capitalized terms used herein shall have the meanings given such terms in the Credit Agreement, as amended hereby);

WHEREAS, Borrower has requested Administrative Agent and the Required Lenders to enter into this First Amendment to amend certain terms of the Credit Agreement to, among other things, (a) reduce the Total Commitments under the Credit Agreement from $450,000,000 to $400,000,000, (b) permit the Cimarron Investment (as defined below) and (c) permit the Specified Asset Sale (as defined below), such amendments as set forth herein to be effective as of the First Amendment Effective Date (as defined below).
NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Administrative Agent and the Lenders party hereto hereby agree as follows:
SECTION 1.    Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended, effective as of the First Amendment Effective Date, in the manner provided in this Section 1.
1.1.    Amendment to Definitions. Certain definitions contained in Section 1.1 of the Credit Agreement are hereby amended as follows:
(a)The table contained within the definition of “Applicable Pricing Grid” is hereby replaced in its entirety with the following new table:

Consolidated Total Leverage Ratio	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Commitment Fee Rate
< 3.00 to 1.00	2.00%	1.00%	0.375%
≥ 3.00 to 1.00 and ≤ 3.50 to 1.00	2.25%	1.25%	0.375%
> 3.50 to 1.00 and ≤ 4.00 to 1.00	2.50%	1.50%	0.375%
> 4.00 to 1.00 and ≤ 4.50 to 1.00	2.75%	1.75%	0.500%
> 4.50 to 1.00 and ≤ 4.75 to 1.00	3.00%	2.00%	0.500%
> 4.75 to 1.00	3.25%	2.25%	0.500%

(b)The definition of “Commitment” is hereby amended by amending and restating the last sentence thereof to read in its entirety as follows: “The amount of the Total Commitments on the First Amendment Effective Date is $400,000,000.”.
(c)The definition of “Consolidated EBITDA” is hereby amended by inserting the following new paragraphs at the end of such definition:
“Furthermore, and notwithstanding anything to the contrary contained herein, if the Cimarron Investment is made:

1.	For purposes of calculating Consolidated EBITDA in any Rolling Period, Consolidated EBITDA shall be increased by the Annualized Cimarron EBITDA; and

2.
Thereafter Consolidated EBITDA shall be increased by an amount equal to the dividends or similar distributions actually received by a Loan Party in cash from the Cimarron JV (directly or indirectly through Cimarron Devco) during the applicable period; provided that any such dividends or similar distributions are intended to be retained or used by the Loan Parties for purposes other than further Investments in Cimarron Devco or the Cimarron JV;

in each case (i) without duplication for such amounts that are otherwise included in Consolidated Net Income or Consolidated EBITDA for the applicable period and (ii) excluding any such amounts that relate to that portion of the Capital Stock of the Cimarron JV that has been redeemed by the Cimarron JV or sold, pledged, assigned or otherwise transferred by a Loan Party to a Person that is not a Loan Party, which for purposes of determining Annualized Cimarron EBITDA, shall be deemed to have occurred as of the beginning of the applicable Rolling Period.

Notwithstanding anything to the contrary contained herein or in Section 7.1 or its component definitions, for purposes of calculating Consolidated EBITDA for the period of four fiscal quarters ending June 30, 2018 and Consolidated Total Debt as of such date, the Specified Asset Sale shall be deemed to be a Material Disposition that occurred on the first day of such four-quarter period (whether or not the Specified Asset Sale has occurred during the Reference Period) and Consolidated EBITDA and Consolidated Total Debt shall be calculated on a Pro Forma Basis giving effect to the Specified Asset Sale and the use of proceeds therefrom (including the anticipated prepayment of Loans in connection therewith), provided that (i) the requirements of Section 7.5(k) with respect to the Specified Asset Sale have been met and (ii) such pro forma calculations are made based on the purchase price set forth in the Specified PSA.”
(d)The definition of “Loan Documents” is hereby amended and restated in full to read in its entirety as follows:
““Loan Documents”: this Agreement, the First Amendment, the Security Documents, the Notes, the Letters of Credit, the Letter of Credit Agreements, and any amendment, waiver, supplement or other modification to any of the foregoing.”
1.2.    Additional Definitions. Section 1.1 of the Credit Agreement is hereby amended to add the following definitions in alphabetical order to such Section:
“Annualized Cimarron EBITDA”: with respect to any Rolling Period, an amount equal to the product of the Unadjusted Cimarron EBITDA for such Rolling Period multiplied by an amount equal to (i) three hundred sixty five (365) divided by (ii) the actual number of days since the start of such Rolling Period through the end of the Rolling Period.
“Cimarron Devco”: Ergon - Oklahoma Pipeline, LLC, a Delaware limited liability company formed by Ergon (or one of its Subsidiaries), which is expected to fund fifty percent (50%) of the cost of the Cimarron Express Pipeline via equity contributions to the Cimarron JV.
“Cimarron Express Pipeline”: an approximately seventy (70) mile, sixteen-inch (16”) pipeline from Alta Mesa Resources, Inc.’s truck unloading terminal in Kingfisher County, Oklahoma to Borrower’s (or one of its Subsidiary’s) western terminal in Cushing, Oklahoma, in each case as modified or expanded.
“Cimarron JV”: Cimarron Express Pipeline, LLC, a Delaware limited liability company that has been formed to own the Cimarron Express Pipeline and related assets.
“Cimarron Investment”: the investment permitted under Section 7.7(j).

“First Amendment”: that certain First Amendment to Second Amended and Restated Credit Agreement dated as of the First Amendment Effective Date, among the Borrower, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date”: June 28, 2018.
“Rolling Period”: for purposes of determining Annualized Cimarron EBITDA, the fiscal quarter in which the Cimarron Investment is made and, with respect to the following three fiscal quarters, the two, three and four fiscal quarter period, respectively, ending on the last day of such fiscal period; each Rolling Period shall begin on the first day of the fiscal quarter in which the Cimarron Investment is made and end on the last day of the applicable fiscal quarter then ending.
“Specified Asset Sale”: the Disposition by the applicable Subsidiaries of the Borrower of certain asphalt terminals, storage tanks and related real property, contracts, permits, assets and other interests located in Lubbock and Saginaw, Texas and Memphis, Tennessee, as disclosed to the Administrative Agent and Lenders prior to the First Amendment Effective Date.
“Specified PSA”: the purchase and sale agreement for the Specified Asset Sale between the Borrower or a Restricted Subsidiary, as seller, and the buyer party thereto.
“Unadjusted Cimarron EBITDA”:
(i)with respect to the fiscal quarter in which the Cimarron Investment is made:
(a)for purposes of determining compliance with Section 7.7(j), an amount equal to the aggregate amount of dividends or similar distributions received by Cimarron Devco in cash during the three month period ending on the most recent payment date prior to the Cimarron Investment on which any such dividend or similar distribution was made or scheduled to be made; and
(b)for purposes of determining compliance with Section 7.1, an amount equal to the sum of (x) the aggregate amount of dividends or similar distributions received by Cimarron Devco from the Cimarron JV in cash during the period commencing with the Cimarron Investment and ending on the last day of such fiscal quarter, plus (y) solely to the extent that the period described in clause (x) does not include actual or scheduled payment dates for dividends or similar distributions attributed to a period of at least three months, an amount equal to dividends or similar distributions received by Cimarron Devco from the Cimarron JV in cash during the period prior to the Cimarron Investment that includes the most recent actual or scheduled payment dates that, together with the payment dates described in clause (x), comprise actual or scheduled payment dates for a period of three consecutive months;
(ii)with respect to the following three fiscal quarters, without duplication, an amount equal to the aggregate amount of dividends or similar distributions received by Cimarron Devco in cash during such period from the Cimarron JV;
provided that any such dividends or similar distributions made after the Cimarron Investment is made have been further dividended or otherwise distributed to a Loan Party and are intended to be retained or used by the Loan Parties for purposes other than further Investments in Cimarron Devco or the Cimarron JV.
1.3.    Amendment to Unrestricted Subsidiary Covenant. Section 6.11 of the Credit Agreement is hereby amended by (i) inserting the phrase “or Section 7.7(j)” immediately after the reference therein to “Section 7.7(e)” and adding a new clause (e) at the end thereof to read in its entirety as follows:
“(e)Notwithstanding anything to the contrary contained in this Section 6.11, Cimarron Devco shall become, and be classified as, a Restricted Subsidiary upon the making of the Cimarron Investment and shall not be designated as an Unrestricted Subsidiary so long as it owns an interest, directly or indirectly, in the Cimarron Investment. Upon the making of the Cimarron Investment in accordance with Section 7.7(j), the Cimarron JV shall be automatically designated as an Unrestricted Subsidiary hereunder, whether or not the Cimarron JV constitutes a Subsidiary of the Borrower at such time; provided, that, notwithstanding Section 6.11(b), the Cimarron JV shall automatically be designated a Restricted Subsidiary, and be subject to Section 6.9(c), upon becoming a Wholly-Owned Subsidiary.”
1.4.    Amendment to Financial Performance Covenant. Section 7.1(a) of the Credit Agreement is hereby amended and restated in full to read in its entirety as follows:
(a)Consolidated Total Leverage Ratio.
(i)For all periods ending after the First Amendment Effective Date, except as provided in Section 7.1(a)(ii), permit the Consolidated Total Leverage Ratio as of the last day of any fiscal quarter to exceed the ratio set forth below opposite such fiscal quarter:

Each Fiscal Quarter Ending on the Following Dates	Consolidated Total Leverage Ratio
June 30, 2018	5.50 to 1.00
September 30, 2018	5.50 to 1.00
December 31, 2018	5.50 to 1.00
March 31, 2019	5.25 to 1.00
June 30, 2019	5.25 to 1.00
September 30, 2019	5.00 to 1.00
December 31, 2019	5.00 to 1.00
March 31, 2020 and each fiscal quarter ending thereafter	4.75 to 1.00

provided, that from and after the last day of the fiscal quarter immediately preceding the fiscal quarter in which a Specified Acquisition occurs to and including the last day of the second full fiscal quarter following the fiscal quarter in which such Specified Acquisition occurred, the Consolidated Total Leverage Ratio shall not exceed 5.25 to 1.00; provided, further, that the immediately preceding proviso shall apply only to the fiscal quarter ending March 31, 2020 and each fiscal quarter ending thereafter; and
(ii)For all periods ending on or after the fiscal quarter ending March 31, 2020, so long as the Qualified Senior Notes Date has occurred, the Borrower shall not permit the Consolidated Total Leverage Ratio as of the last day of any fiscal quarter to exceed 5.00 to 1.00, provided, that from and after the last day of the fiscal quarter immediately preceding the fiscal quarter in which a Specified Acquisition occurs to and including the last day of the second full fiscal quarter following the fiscal quarter in which such Specified Acquisition occurred, the Consolidated Total Leverage Ratio shall not exceed 5.50 to 1.00.
1.5.    Amendment to Dispositions Covenant. Section 7.5 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (i) thereof, replacing the period at the end of clause (j) thereof with “; and” and inserting a new clause (k) immediately thereafter to read in its entirety as follows:
“(k)the Specified Asset Sale so long as (i) 100% of the purchase price thereof shall be paid in cash, (ii) no Default or Event of Default shall exist prior to or after giving effect to such Disposition, (iii) such Disposition is for fair market value on arm’s length terms, (iv) the Net Cash Proceeds therefrom are applied toward prepayment of the Loans in accordance with Section 2.6, (v) a binding Specified PSA is in full force and effect and duly executed and delivered by all the parties thereto on or before July 20, 2018 in form and substance reasonably acceptable to the Administrative Agent and (vi) the Specified Asset Sale is completed no later than August 14, 2018 in accordance with the Specified Asset PSA without giving effect to any modifications, waivers or changes thereto that are materially adverse to the Administrative Agent or the Lenders”.

1.6.    Amendment to Restricted Payments Covenant. Section 7.6(d) of the Credit Agreement is hereby amended by adding the following at the end of clause (d) before the word “and”:
“provided, however, commencing with the fiscal quarter ending September 30, 2018, in no event shall aggregate Quarterly Distributions in any individual fiscal quarter exceed $10,700,000 through, and including, the fiscal quarter ending December 31, 2019.”
1.7.    Amendment to Investments Covenant. Section 7.7 of the Credit Agreement is hereby amended as follows:
(a)Section 7.7(e) of the Credit Agreement is hereby further amended by inserting the phrase “, exclusive of the Cimarron Investment,” immediately before the phrase “shall not exceed $20,000,000” and also immediately before the phrase “shall not exceed the greater of (A) $25,000,000”;
(b)Section 7.7(j) of the Credit Agreement is hereby amended by deleting the phrase “[Intentionally omitted]” and replacing it with the following new Section 7.7(j) in full to read in its entirety as follows:
“(j)the purchase of 100% of the Capital Stock of Cimarron Devco in an aggregate amount not to exceed $55,000,000, provided, that (i) no Default or Event of Default exists before or after giving effect thereto, (ii) Borrower has Available Commitments in an amount not less than 10% of the Total Commitments then in effect that, if 10% of the Total Commitments were drawn and added to Consolidated Total Debt, would result in a Consolidated Total Leverage Ratio no greater than 4.75 to 1.00 on a Pro Forma Basis after giving effect to any such investment, and (iii) Cimarron Devco becomes and remains a Restricted Subsidiary in accordance with Section 6.11 and a Loan Party in accordance with Section 6.9(c) immediately after giving effect to any such investment.”
1.8.    Replacement of Commitment Schedule. After giving effect to this First Amendment and the amendments to the Credit Agreement set forth in Section 1 hereof, Schedule 1.1A to the Credit Agreement is hereby replaced in its entirety with Schedule 1.1A hereto, and Schedule 1.1A hereto shall be deemed to be attached as Schedule 1.1A to the Credit Agreement.
SECTION 2.    Conditions Precedent. The effectiveness of the amendments to the Credit Agreement set forth in Section 1 hereof is subject to satisfaction of the following (the date on which such conditions are fulfilled is referred to as the “First Amendment Effective Date”):
2.1.    No Material Adverse Change. Since December 31, 2017, there shall have been no Material Adverse Effect.
2.2.    No Default. No Default or Event of Default shall have occurred which is continuing.

2.3.    Amendment Fee. Borrower shall have paid to Administrative Agent, for the account of each of the Lenders that execute and deliver this First Amendment on or prior to the First Amendment Effective Date, amendment fees for each such Lender in an amount equal to 5 basis points (0.05%) of such Lender’s Commitment after giving to this Amendment (including the Commitment reduction contemplated by this Amendment).
2.4.    Fees and Expenses. Borrower shall have paid all other reasonable fees and expenses incurred by Administrative Agent (including, without limitation, reasonable fees and expenses of counsel to Administrative Agent) in the preparation, execution, review and negotiation of this First Amendment and the other Loan Documents to the extent Borrower receives an invoice therefor at least two Business Days prior to the First Amendment Effective Date.
2.5.    Mandatory Prepayment. If, after giving effect to this First Amendment and the amendments set forth herein, the Total Revolving Extensions of Credit would exceed the Total Commitments, Borrower shall have prepaid Loans in an amount equal to such excess.
SECTION 3.    Representations and Warranties of Borrower. To induce the Lenders party hereto and Administrative Agent to enter into this First Amendment, Borrower hereby represents and warrants to such Lenders and Administrative Agent as follows:
3.1.    Reaffirmation of Existing Representations and Warranties. Each representation and warranty of Borrower and its Subsidiaries contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof and will be true and correct in all material respects immediately after giving effect to the amendments set forth in Section 1 hereof (other than representations and warranties that were made as of a specific date, in which case such representations and warranties were true and correct in all material respects when made), except that to the extent that any such representation and warranty is already qualified by materiality, such representation and warranty shall be true and correct in all respects.
3.2.    Due Authorization; No Conflict. The execution, delivery and performance of this First Amendment are within Borrower’s limited partnership powers, have been duly authorized by all necessary organizational or corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower.
3.3.    Validity and Enforceability. This First Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law.

3.4.    No Default or Event of Default. No Default or Event of Default has occurred which is continuing.
3.5.    No Defense. Borrower acknowledges that Borrower has no defenses to (a) Borrower’s obligation to pay the Obligations when due, or (b) the validity, enforceability or binding effect against Borrower and each Loan Party, as applicable, of the Credit Agreement or any of the other Loan Documents or any Liens intended to be created thereby.
SECTION 4.    Miscellaneous.
4.1.    No Waivers. No failure or delay on the part of Administrative Agent or the Lenders to exercise any right or remedy under the Credit Agreement, any other Loan Documents or applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Credit Agreement, the other Loan Documents and applicable law.
4.2.    Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, and such Liens are hereby ratified, affirmed and extended to secure and guarantee the Obligations as they may be modified pursuant hereto.
4.3.    Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
4.4.    Counterparts. This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until each of Borrower, Administrative Agent and the Required Lenders has executed a counterpart. Facsimiles or other electronic transmission (e.g., .pdf) shall be effective as originals.
4.5.    Complete Agreement. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.
4.6.    Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.
4.7.    Effectiveness. This First Amendment shall be effective automatically and without necessity of any further action by Borrower, Administrative Agent or the Lenders when counterparts hereof have been executed by each of Borrower, Administrative Agent and the Required Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied.

4.8.    Governing Law. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT AND ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATED TO THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

BORROWER:

BLUEKNIGHT ENERGY PARTNERS, L.P.

By:		Blueknight Energy Partners G.P., L.L.C, its
general partner

	By:	/s/ Alex G. Stallings
	Name:	Alex G. Stallings
	Title:	Chief Financial Officer

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

ADMINISTRATIVE AGENT/LENDER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent, Issuing
Lender and as a Lender

By:	/s/ John Mammen
Name:	John Mammen
Title:	Director

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

JPMORGAN CHASE BANK, N.A., as Co-
Syndication Agent and as a Lender

By:	/s/ Stephanie Balette
Name:	Stephanie Balette
Title:	Authorized Officer

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

ROYAL BANK OF CANADA, as Co-Syndication
Agent and as a Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

NATIXIS, NEW YORK BRANCH, as Co-
Documentation Agent and as a Lender

By:	/s/ Tim Polvado
Name:	Tim Polvado
Title:	Managing Director

By:	/s/ Ajay Prakash
Name:	Ajay Prakash
Title:	Vice President

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

COMPASS BANK, as a Lender

By:	/s/ Heather H. Allen
Name:	Heather H. Allen
Title:	Senior Vice President

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Lyle Levy Jr.
Name:	Lyle Levy Jr.
Title:	Vice President

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

U.S. BANK NATIONAL ASSOCIATION, as a
Lender

By:	/s/ John Prigge
Name:	John Prigge
Title:	Senior Vice President

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

CITIBANK, N.A., as a Lender

By:	/s/ Thomas Benavides
Name:	Thomas Benavides
Title:	Director

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

ZB, N.A., dba Amegy Bank, as a Lender

By:	/s/ Matt Lang
Name:	Matt Lang
Title:	Vice President - Amegy Bank Division

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

CADENCE BANK, as a Lender

By:	/s/ David Anderson
Name:	David Anderson
Title:	Senior Vice President

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

REGIONS BANK, as a Lender

By:	/s/ David Valentine
Name:	David Valentine
Title:	Managing Director

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

BRANCH BANKING AND TRUST
COMPANY, as a Lender

By:	/s/ Kelly Graham
Name:	Kelly Graham
Title:	Vice President

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

CITIZENS BANK, N.A., as a Lender

By:	/s/ Ravi Pillay
Name:	Ravi Pillay
Title:	Authorized Signatory

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

SYNOVUS BANK, a Georgia state banking
corporation, as a Lender

By:	/s/ Charles C. Clark, Jr.
Name:	Charles C. Clark, Jr.
Title:	Director

Signature Page to
First Amendment to Second Amended and Restated Credit Agreement
Blueknight Energy Partners, L.P.

SCHEDULE 1.1A

COMMITMENTS

Lender	Commitment	Percent
Wells Fargo Bank, National Association	$35,555,555.56	8.88888888889%
JPMorgan Chase Bank, N.A.	$35,555,555.56	8.88888888889%
Royal Bank of Canada	$35,555,555.56	8.88888888889%
BBVA Compass	$28,000,000.00	7.00000000000%
Capital One, National Association	$28,000,000.00	7.00000000000%
Natixis	$28,000,000.00	7.00000000000%
U.S. Bank National Association	$28,000,000.00	7.00000000000%
Cadence Bank, N.A.	$28,000,000.00	7.00000000000%
Regions Bank	$28,000,000.00	7.00000000000%
Amegy Bank	$22,222,222.22	5.55555555556%
Branch Banking & Trust Company	$22,222,222.22	5.55555555556%
Citibank, N.A.	$22,222,222.22	5.55555555556%
Citizens Bank, N.A.	$22,222,222.22	5.55555555556%
Deutsche Bank AG New York Branch	$22,222,222.22	5.55555555556%
Synovus Bank	$14,222,222.22	3.55555555556%
Total:	$400,000,000.00	100.00%